Exhibit 99.1

                                                                           June 17, 2010

Contact:                     Doug Glenn
    Executive Vice President, General Counsel
    And Chief Operating Officer
    757-217-1000

HAMPTON ROADS BANKSHARES AND BANK OF HAMPTON ROADS
ENTER INTO WRITTEN AGREEMENT WITH
 FEDERAL RESERVE BANK OF RICHMOND
 AND VIRGINIA BUREAU OF FINANCIAL INSTITUTIONS

Company has made significant progress on internal plan that addresses most issues discussed in agreement

NORFOLK, VIRGINIA (June 17, 2010) – Hampton Roads Bankshares, Inc. (NASDAQ: HMPR) (the “Company”) announced today that the Company and its principal banking subsidiary, Bank of Hampton Roads (the “Bank”), have entered into a written agreement (the “Agreement”) with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions.  Under the terms of the Agreement, the Company and the Bank committed to take certain actions to strengthen the Company’s and Bank’s financial condition and maintain effective control over and supervision of major operations and activities, including credit risk management, capital, funding, liquidity and earnings.  The Company’s other banking subsidiary, Shore Bank, is not a party to the agreement.

The Company noted that over the past year it has identified, and made significant progress in addressing, many of the issues subsequently cited in the Agreement, including capital levels, concentrations in certain loan categories and funding issues, and expects to make further progress in the near future.  The Company has substantially increased loan loss reserves, reduced exposure to construction and development loans, increased core deposits and reduced brokered deposits.

“Many of the issues discussed in the Agreement are ones that we have been working on for some time through our internal plan.  We have made good progress on several fronts, but we recognize that we have more work to do,” said John A.B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer.  “We have a constructive working relationship with our regulators and will continue to coordinate closely with them as we work to address the issues in the Agreement as quickly as possible, return the Company to profitability and realize the full potential of the Hampton Roads Bankshares franchise.”

The Agreement does not impose any fines or penalties on the Company or the Bank.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s future growth, profitability, capital and market position, the execution of its business plans, and expected progress on satisfying the terms of the Agreement.  Actual results, performance or achievements of the Company may differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete our recovery plans.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.